Exhibit 99.1

December 1, 2025

Cocrystal Pharma to Present at the Noble Capital Markets’ 21st Emerging Growth Equity Conference

BOTHELL, Wash. (December 1, 2025) – Cocrystal Pharma, Inc. (Nasdaq: COCP) (“Cocrystal” or the “Company”) announces that James Martin, CFO and co-CEO, will present a Company overview and clinical progress update at NobleCon 21 – Noble Capital Markets 21st Emerging Growth Equity Conference on Wednesday, December 3, 2025 at 10:00 am Eastern time. The conference is being held at the Executive Education Complex of Florida Atlantic University in Boca Raton, Florida.

Interested investors and guests of Cocrystal Pharma are welcome to attend the conference at a discounted rate. Please register here using the discount code COCPNOBLECON.

A video webcast of the Cocrystal presentation will be available on December 4, one day after the live event, on the Company’s website and archived for 90 days.

About Noble Capital Markets, Inc.

Noble Capital Markets is a research-driven investment bank that has supported small and microcap companies since 1984. As a FINRA and SEC licensed broker dealer, Noble provides institutional-quality equity research, merchant and investment banking, and order execution services. In 2018, Noble launched Channelchek—an investor community dedicated exclusively to public small and micro-cap companies and their industries. Channelchek is the first service to offer investors free institutional-quality research without a subscription.

About Cocrystal Pharma, Inc.

Cocrystal Pharma, Inc. is a clinical-stage biotechnology company that addresses significant unmet needs by developing innovative antiviral treatments for challenging diseases including influenza, viral gastroenteritis, COVID, and hepatitis. Cocrystal employs unique structure-based technologies and Nobel Prize-winning expertise to create first- and best-in-class antiviral drugs.

Contact:

Alliance Advisors IR

Jody Cain

310-691-7100

jcain@allianceadvisors.com

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